UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2011 (June 9, 2011)

Sinobiomed Inc.

 (Exact name of registrant as specified in its charter)

Delaware	000-51815	20-1945139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 4304, 43/F China Resources Building
26 Harbour Road, Wan Chai
Hong Kong, SAR
 (Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(+852) 2511-0238

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On June 15, 2011, Sinobiomed Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Filing”) with the Securities and Exchange Commission (the “Commission”) disclosing under Item 5.02 thereof,  the June 9, 2011 appointment of Mr. Cal Lai as the Company’s Chief Executive Officer, and of Mr. George Yu as the Company’s Chief Financial Officer. The Company is filing this Current Report on Form 8-K/A (the “Form 8-K/A”) to amend Item 5.02 of the Original Filing, to disclose that on June 9, 2011, the Company’s board of directors  also accepted Mr. Ka Yu resignation as a Director of the Company for personal reasons, and that, on the same date, Mr. Lionel Choong also resigned as the Company’s Chief Financial Officer, to facilitate Mr. Yu’s appointment as Chief Financial Officer in his stead.

Except as described above, no other changes have been made to the Original Filing and this Form 8-K/A does not modify or update any other information in the Original Filing. Information not affected by the changes described above is unchanged and reflects the disclosures made at the time of the Original Filing. Accordingly, this Form 8-K/A should be read in conjunction with the Company’s filings made with the SEC subsequent to the date of the Original Filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change of Chief Executive Officer and Chief Financial Officer

On June 9, 2011, Mr. Lionel Choong resigned as the Company’s Chief Financial Officer, effective immediately, to facilitate the appointment of Mr. George Yu as Chief Financial Officer in his stead.  On the same date, the Board of Directors of the Company appointed Mr. George Yu as the Company’s new Chief Financial Officer and Mr. Yu resigned as the Company’s Chief Executive Officer in connection with such appointment, effective immediately.

On June 9, 2011, the Board of Directors of the Company appointed Mr. Cal Lai as the Company’s new Chief Executive Officer, effective immediately.

Mr. Yu, age 39, is currently the Chief Financial Officer of the Company since June 9, 2011, and has served as a director since January 2011.  Mr. Yu has over 15 years of management and corporate development experience, including as Chief Executive Officer of the Company from September 2010 to June 2011.  Prior to joining the Company he served, from September 2009 to August 2010, as the Managing Partner, Bay2Peak S.A., a financial advisory and investment management firm, and from September 2005 to August 2009, as the Managing Partner of Bay2Peak Strategies, Ltd., a financial advisory and investment management firm, where he was responsible in both instances for the sourcing and execution of transactions, including financings, mergers and acquisitions, and investor relations.  Prior to that, Mr. Yu served in various operational management and consulting roles and has worked with small-cap hedge and venture capital funds in emerging markets and investment banking at Lehman Brothers.  Mr. Yu holds a Bachelor of Science Degree from the University of Tuebingen, Germany, and a Masters in Business Administration, cum laude, in Finance and Economics from the Columbia Business School.

Mr. Lai, age 54, was appointed to serve as the Company’s Chief Executive Officer on June 9, 2011, and is the founder, and has served as President and Chief Executive Officer, of Sitoa Corporation since 2001. While at Sitoa, Mr. Lai led the Company to $27M USD in sales within three years of inception, with top tier online retail partners such as Amazon, eBay, HomeDepot.com, Overstock.com, Sears.com and HSN.com. Prior to founding Sitoa, Mr. Lai served as President and CEO of Recom Technologies, Inc, a federal government internet software contractor, and LVL Communications, the second largest marketing, advertising and web services company at the time.  While at LVL, Mr. Lai’s team built www.Egghead.com, an online storefront that became an overnight success, and was considered by many to be the first major ecommerce site for a brick and mortar retailer.  Mr. Lai serves as a director of Recom Technologies, a private company providing software solutions to both government and private organizations, and holds a BA from Stanford University.

On June 9, 2011, the Company entered into an employment agreement with Mr. Lai (the “Lai Agreement”) in connection with his appointment as the Company’s Chief Executive Office, pursuant to which, Mr.Lai will be paid a monthly salary of USD$10,000. Mr. Lai will also receive a five-year option to purchase up to 60,000,000 shares of the Company’s common stock at an exercise price of US$0.015 per share, that will vest in equal monthly portions over a 24-month period. The foregoing description of the Lai Agreement is qualified in its entirety by the full text of the Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.  Mr. Yu will continue to perform under his existing executive employment agreement with the Company.

Mr. Lai is not related to any of the Company’s executive officers or directors, nor has he been a party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

Resignation of Director

On June 9, 2011, Mr. Ka Yu resigned as a Director of the Company for personal reasons, and not due to any disagreement with the Company.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
10.1
Executive Employment Agreement, dated June 9, 2011, between Sinobiomed Inc. and Cal Lai. (incorporated by reference to Exhibit 10.1 of the registrant’s current report on Form 8-K filed on June 15, 2011)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINOBIOMED INC.

Dated: July 6, 2011	By:	/s/ George Yu
	Name:	George Yu
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1
Executive Employment Agreement, dated June 9, 2011, between Sinobiomed Inc. and Cal Lai (incorporated by reference to Exhibit 10.1 of the registrant’s current report on Form 8-K filed on June 15, 2011).